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                                                                   Exhibit 3.218

Submit the original                  Corporation Division - Business Registry
and one true copy                    Public Service Building
$50.00                               255 Capital St., NE Ste. 151
                                     Salem, OR 97310-1327
Registry Number                      (503) 986-2200 Facsimile (503) 378-4381

ARTICLES OF INCORPORATION
Business Corporation

ARTICLE 1:  Name of the corporation: EmCare of Oregon, Inc.
Note: The name must contain the word "Corporation", "Company", "Incorporated", or "Limited", or an abbreviation of one of such words.

ARTICLE 2: Number of shares the corporation will have authority to issue: 1,000

ARTICLE 3: Name of the initial registered agent: National Registered Agents, Inc. Address of initial registered office (must be a street address in Oregon which is identical to the registered agent's business office):

605 Center Street, N.E. Salem OR 97301-3722
STREET CITY STATE ZIP CODE

Mailing address of registered agent (if different from the registered office):
STREET CITY STATE ZIP CODE

ARTICLE 4: Address where the Division may mail notices: (Attn:) Andrew G. Buck 1717 Main Street Dallas TX 75201
STREET CITY STATE ZIP CODE

ARTICLE 5: Name and address of each incorporator:
William F. Miller, III, 1717 Main Street, Dallas TX 75201
NAME STREET CITY STATE ZIP CODE
NAME STREET CITY STATE ZIP CODE
NAME STREET CITY STATE ZIP CODE

ARTICLE 6: Name and address of each director: (optional)
Leonard M. Riggs, Jr., M.D., 1717 Main Street, Dallas TX 75201
NAME STREET CITY STATE ZIP CODE
William F. Miller, III, 1717 Main Street, Dallas TX 75201
NAME STREET CITY STATE ZIP CODE
NAME STREET CITY STATE ZIP CODE

ARTICLE 7: Other optional provisions: (attach another sheet)
Execution: /s/William F. Miller, III William F. Miller, III Incorporator SIGNATURE PRINTED NAME TITLE

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Person to contact about this filing: Kaye T. Walsh (916) 448-1371
NAME DAYTIME PHONE

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EXHIBIT A

Mandatory Redemption of Shares of Deceased. in the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.

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